Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statements of Tanger Factory Outlet Centers, Inc. and Subsidiary on Form S-8 (File No. 33-80450) and Form S-3 (File No. 33-99736) of our reports dated January 27, 1997, except Note 14, which is dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Tanger Factory Outlet Centers, Inc. and Subsidiary as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included in this Annual Report on Form 10-K.


                                             COOPERS & LYBRAND


Greensboro, North Carolina
March 18, 1997